Exhibit 1.01

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Conflict Minerals Report

For The Year Ended December 31, 2016

Introduction

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2016 is being filed as provided for in Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (collectively, the “Rule”). As used herein, “Conflict Minerals” or “3TG” are cassiterite, columbite-tantalite (“coltan”), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

MACOM Technology Solutions Holdings Inc., also referred to as “the Company”, “MACOM”, “we”, “our”, and “us” is a leading provider of high-performance analog semiconductor solutions that enable next-generation internet applications, the cloud connected apps economy, and the modern, networked battlefield across the radio frequency, microwave, millimeterwave and photonic spectrum. We offer a broad portfolio of over 4,500 standard and custom devices, which include integrated circuits, multi-chip modules, power pallets and transistors, diodes, amplifiers, switches and switch limiters, passive and active components and complete subsystems, across more than 40 product lines.

Each of the foregoing product categories contains in-scope products for purposes of our compliance with the Rule. Our in-scope products contained tantalum, tungsten, tin and gold, although not each of our in-scope products contained all of these minerals. We do not directly purchase 3TG from mines, smelters and refiners and instead only purchase products and components that contain 3TG. MACOM does not seek to embargo sourcing from the Democratic Republic of Congo and its adjoining countries (the “Covered Countries”), and is committed to sourcing responsibly. We have adopted a policy and related procedures, as described below in this CMR, focused on our commitment to sourcing components and materials from suppliers that share our ethical values and that support compliance with MACOM’s disclosure related to 3TG. MACOM further expects all suppliers to seek to purchase materials that contain 3TG from sources determined not to be involved in funding conflict in the Covered Countries.

RCOI and Due Diligence Processes

MACOM determined which of our products and components were potentially in-scope for the purposes of the Rule through product specifications, preliminary supplier analysis and other information known to us concerning the composition of our products. Following our scoping analysis, we also performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to have provided MACOM with materials or components containing 3TG necessary to the functionality or production of MACOM’s products (the “Suppliers”). Our RCOI is discussed in further detail later in this CMR.

Our 3TG due diligence processes were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. Our diligence measures were based on certain processes put in place for the Company’s RCOI and included the following:

Company Management Systems

MACOM established strong management systems according to Step 1 of the OECD Due Diligence Guidance. MACOM’s systems included the following:

•	MACOM has adopted and implemented a conflict minerals policy (the “Policy”). The Policy indicates that we expect all suppliers of our products and materials to cooperate with our 3TG procedures. The Policy is publicly available on MACOM’s website at http://www.macom.com/about/sustainability-quality--reliabil, and is sent to Suppliers as part of the RCOI process. The Policy is also referenced in customer communications.

•	MACOM has structured internal management to support its 3TG compliance program. The Senior Manager, Compliance & Quality Systems leads a team directly responsible for the management of our 3TG compliance program. The team also includes members from our Operations, Legal, Procurement and Quality departments. Senior management and key internal stakeholders receive reports regarding the advancement and conclusions of the program. MACOM has also enlisted a third party information management service provider (the “Service Provider”) and specialist outside counsel to assist in our due diligence and/or other 3TG compliance activities. The measures described in this CMR were either taken by the Company or the Service Provider acting on its behalf.

•	MACOM’s engagement with suppliers to support their compliance with the Rule includes terms and conditions relating to 3TG compliance in our standard form purchasing terms and conditions. In addition, our templates for supplier agreements also reference 3TG compliance.

•	MACOM has established a system of transparency, information collection and control over the 3TG supply chain. This system includes a process to collect required supplier RCOI data, utilizing the then latest Revision of the Conflict Minerals Reporting Template (“CMRT”). Additional details on our supply chain data gathering are included in the RCOI and due diligence sections of this CMR. This information is retained electronically for at least five years.

•	MACOM implemented a plan to improve the quantity and quality of supplier responses year over year. Outreach for specific suppliers is coordinated between MACOM’s 3TG team and our Procurement department to address outstanding and incomplete data.

•	MACOM has a dedicated Conflict Minerals email address through which MACOM’s employees, suppliers and other third parties can voice any concerns regarding potential violations of MACOM’s conflict minerals policy without any fear of retribution. The dedicated Conflict Minerals email address is conflictminerals@macom.com. The forgoing serves as our grievance mechanism.

Reasonable Country of Origin Inquiry (RCOI)

MACOM’s RCOI is designed in accordance with Step Two of the OECD Due Diligence Guidance design framework, with the specific goal of determining whether the 3TG in the in-scope products originated from a Covered Country. MACOM’s RCOI process involved two stages: Supplier RCOI and SOR RCOI, as described below.

Supplier RCOI

MACOM designed its Supplier RCOI process to identify, to MACOM’s reasonable efforts, the smelters and refiners (the “SORs”) that are potentially in MACOM’s supply chain. Our Supplier RCOI process for the 2016 reporting period included the following:

•	Developing the list of direct Suppliers providing 3TG containing components to MACOM, prioritizing by spend.

•	Contacting each Supplier and requesting completion of a CMRT, including SOR information.

•	Following up by email or phone with Suppliers that did not respond to the request within a specified time frame.

•	Reviewing Supplier responses for accuracy, completeness and plausibility.

•	Amalgamating the Supplier provided SOR information into a single list of SORs meeting the definition of a SOR under the Conflict-Free Sourcing Program (“CFSP”) protocols for tin and tantalum, tungsten or gold.

•	Reviewing the final SOR list (and comparing it with industry peers) to help inform whether MACOM identified the SORs in its supply chain.

As of January 30, 2017, we achieved a response rate of 96% for our supply chain survey regarding our Supplier RCOI. The remaining 4% represented only 0.1% of relevant vendor spend. Through the RCOI process, our Suppliers identified 298 valid SORs. The list of identified SORs is included under the “Identified Smelter and Refiners” section below.

For the 2016 reporting period, MACOM’s RCOI and due diligence was executed by MACOM’s Service Provider.

Due Diligence

MACOM’s due diligence process was designed in accordance with the applicable sections of the OECD Due Diligence Guidance.

SOR RCOI and Due Diligence

MACOM’s SOR RCOI and due diligence process were designed to:

•	Identify the scope of the risk assessment of the 3TG supply chain.

•	Assess whether the SORs have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas.

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the 3TG SORs own facilities.

MACOM’s SOR RCOI and due diligence process for the 2016 reporting period included the following steps for each SOR identified by Suppliers as potentially in MACOM’s supply chain:

•	Engagement directly with the SOR (including information publicly available on the SOR’s website or its relevant industry association) to ascertain whether or not the SOR sources from the Covered Countries.

•	For SORs that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not listed as Compliant by the CFSP, the Service Provider reviewed the SOR’s declaration against publicly available information to determine if there was any contrary evidence to the SOR’s declaration. The sources reviewed included: (1) a public internet search of the facility in combination with each of the Covered Countries; (2) specific NGO publications (including those of the Enough Project, Global Witness, Southern Africa Resource Watch and Radio Okapi); and (3) the most recent UN Group of Experts report on the DRC.

•	For SORs that did not respond to direct engagement, the Service Provider reviewed publicly available sources to determine if there was “any reason to believe” that the SOR may have sourced from a Covered Country during the reporting period. For this review, the same sources as listed above were used.

•	MACOM’s risk mitigation plan includes a requirement for high risk SORs (SORs sourcing from, or there is reason to believe they are sourcing from the Covered Countries) to be audited and certified “Compliant” by the CFSP or to be CFSP “Active”.

•	For high risk SORs that have not been audited and listed as “Compliant” by the CFSP, MACOM conducted risk mitigation on the SOR according to the OECD Due Diligence Guidance and communicated the results of these activities to a designated member of senior management.

MACOM’s suppliers identified 298 SORs. Through the activities mentioned above, MACOM identified 32 SORs that source, or there is reason to believe they source, from the Covered Countries. MACOM determined that these 32 SORs have been audited and listed as “Compliant” by the CFSP as of May 15, 2017.

Risk Mitigation

MACOM’s risk mitigation process is consistent with the OECD Due Diligence Guidance and is designed to help prevent an unnecessary sourcing embargo from the Covered Countries.

MACOM’s risk mitigation plan includes an assessment of certain non-Compliant identified SORs that are treated as higher-risk based on their location, to determine if they processed 3TG contained in the specific products, components or materials sold to MACOM. SORs determined not to be in MACOM’s supply chain are removed from further consideration and risk mitigation.

Independent Audit of Supply Chain Due Diligence at Identified Points

MACOM does not have a direct relationship with 3TG SORs and, therefore, does not perform direct audits of these entities within its supply chain. We utilize and rely on the audit protocols of and audit results published by the CFSP for this step of the OECD Due Diligence Guidance framework.

Report on Supply Chain Due Diligence

MACOM’s Form SD and Conflict Minerals Report are annually filed and are publicly available on our website.

Identified Smelters and Refiners

In connection with our SOR RCOI or due diligence, as applicable, the Suppliers identified to us the SORs listed below as having potentially processed the necessary 3TG contained in our in-scope products in 2016. Please see the notes that accompany the table for information concerning the data in the table.

Mineral	SOR Name	SOR Location	Status
Gold	Advanced Chemical Company	United States of America	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corp.	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States of America	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	AU Traders and Refiners	South Africa	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Daejin Indus Co., Ltd.	Korea (Republic of)	Compliant

Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	Korea (Republic of)	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Elemetal Refining, LLC	United States of America	Compliant
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Geib Refining Corporation	United States of America	Compliant
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States of America	Compliant
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	Korea (Republic of)	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	LS-NIKKO Copper Inc.	Korea (Republic of)	Compliant
Gold	Materion	United States of America	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Compliant
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States of America	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Compliant

Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Précinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States of America	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	Samduck Precious Metals	Korea (Republic of)	Compliant
Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería S.A.	Spain	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Torecom	Korea (Republic of)	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States of America	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Compliant
Gold	Bangalore Refinery	India	Active
Gold	Cendres + Métaux S.A.	Switzerland	Active
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active
Gold	Modeltech Sdn Bhd	Malaysia	Active
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Reference List Only

Gold	Caridad	Mexico	On Reference List Only
Gold	Chugai Mining	Japan	On Reference List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Reference List Only
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	On Reference List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Reference List Only
Gold	Guangdong Jinding Gold Limited	China	On Reference List Only
Gold	Gujarat Gold Centre	India	On Reference List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Reference List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Reference List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Reference List Only
Gold	HwaSeong CJ Co., Ltd.	Korea (Republic of)	On Reference List Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	On Reference List Only
Gold	L’azurde Company For Jewelry	Saudi Arabia	On Reference List Only
Gold	Lingbao Gold Co., Ltd.	China	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Reference List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Reference List Only
Gold	Morris and Watson	New Zealand	On Reference List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Reference List Only
Gold	Remondis Argentia B.V.	Netherlands	On Reference List Only
Gold	SAAMP	France	On Reference List Only
Gold	Sabin Metal Corp.	United States of America	On Reference List Only
Gold	SAFINA A.S.	Czech Republic	On Reference List Only
Gold	Samwon Metals Corp.	Korea (Republic of)	On Reference List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Reference List Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Reference List Only
Gold	So Accurate Group, Inc.	United States of America	On Reference List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Reference List Only
Gold	TOO Tau-Ken-Altyn	Kazakhstan	On Reference List Only
Gold	Yunnan Copper Industry Co., Ltd.	China	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States of America	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	Exotech Inc.	United States of America	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States of America	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	Germany	Compliant

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States of America	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	KEMET Blue Powder	United States of America	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining & Smelting	Japan	Compliant
Tantalum	Molycorp Silmet A.S.	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	Power Resources Ltd.	Macedonia (The Former Yugoslav Republic of)	Compliant
Tantalum	QuantumClean	United States of America	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	Telex Metals	United States of America	Compliant
Tantalum	Tranzact, Inc.	United States of America	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Compliant
Tin	Alpha	United States of America	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	Compliant

Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Elmet S.L.U.	Spain	Compliant
Tin	EM Vinto	Bolivia (Plurinational State of)	Compliant
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Jinye Mineral Company	China	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States of America	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Compliant
Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT O.M. Indonesia	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant

Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan, Province of China	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	VQB Mineral and Trading Group JSC	Vietnam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Tin Company Limited	China	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Active
Tin	Modeltech Sdn Bhd	Malaysia	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	An Thai Minerals Co., Ltd.	Vietnam	On Reference List Only
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	On Reference List Only
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	On Reference List Only
Tin	Estanho de Rondônia S.A.	Brazil	On Reference List Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	On Reference List Only
Tin	PT Justindo	Indonesia	On Reference List Only
Tin	Super Ligas	Brazil	On Reference List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	On Reference List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States of America	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck GmbH	Germany	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States of America	Compliant
Tungsten	Kennametal Huntsville	United States of America	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Moliren Ltd	Russian Federation	Compliant
Tungsten	Niagara Refining LLC	United States of America	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Unecha Refractory metals plant	Russian Federation	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic of)	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant
Tungsten	ACL Metais Eireli	Brazil	On Reference List Only
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	On Reference List Only
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	On Reference List Only
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	On Reference List Only
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	On Reference List Only
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	On Reference List Only
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	On Reference List Only
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China	On Reference List Only

The Company notes the following in connection with the information in the table above:

a.	Not all of the included SORs may have processed the necessary 3TG contained in MACOM’s in-scope products, since some Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold MACOM. Some Suppliers also may have reported SORs that were not in MACOM’s supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs above may not include all of the SORs in MACOM’s supply chain, since some Suppliers did not identify all of their SORs and because not all Suppliers responded to MACOM’s inquiries.

b.	The table only includes entities that are listed as SORs on the Smelter Reference List tab of the CMRT and meet the definition of SORs set out in the CFSP protocols for tin, tantalum, tungsten, and gold.

c.	Smelter or refiner status information in the table is as of May 15th, 2017.

d.	“Compliant” means that a SOR was listed as compliant with the CFSP’s assessment protocols, including through mutual recognition. SORs that are listed as “Re-audit in process” by the CFSP are considered to be Compliant by the CFSP. Included SORs were not necessarily Compliant for all or part of 2016 and may not continue to be Compliant for any future period.

e.	“Active” is a CSFP designation that means that the SOR was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the SOR has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Conflict Minerals Council.

f.	“On Reference List Only” means that a SOR is listed on the Smelter Reference List tab of the CMRT, but is not listed as “Compliant” or “Active.”

h.	SOR location and status reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by MACOM.

Country of Origin Information

The identified countries of origin of the 3TG processed by the SORs listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the Covered Countries: Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam, Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 - The DRC and its nine adjoining countries: Burundi, Rwanda and Uganda.

DRC - The Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified SORs have sourced from recycled or scrap sources.

Enhancement Plan

MACOM is taking or intends to continue to take the following steps to enhance the due diligence conducted by it to further mitigate risk that the necessary 3TG in MACOM’s products directly or indirectly benefits or finances armed groups in the Covered Countries:

•	Use the latest major revision of the CMRT for 2017 supplier outreach.

•	Continue to encourage suppliers to take the steps needed to obtain and provide current, accurate and complete information about their SORs by enhancing training materials and through further outreach.

•	Continue to encourage suppliers to source responsibly from SORs that are listed as “Compliant” or “Active” by the CFSP program.

•	Contact identified SORs that are not listed as “Compliant” or “Active” by the CFSP program to request their participation in the program.

Origin Determination

Given the potential limitations affecting the reliability of third-party certification systems and supply chain inquiries that have been cited by certain commentators, we are not expressing a determination that our products are “DRC conflict free” within the meaning of the Rule. However, no information has come to our attention that causes us to believe that any of the 3TG in our products are directly or indirectly financing or benefiting armed groups in a Covered Country.

Forward-Looking Statements

This document contains “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “may,” “intends,” “will,” “should,” “expects” and similar expressions or the use of the future tense are intended to identify forward-looking statements. In addition, any statements that do not relate to historical or current facts or matters are forward-looking statements. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements within this document include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; (2) whether SORs and other market participants responsibly source 3TG; and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.